                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         SHURGARD STORAGE CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                                            1155 Valley Street
                                                      Seattle, Washington 98109
                                                             Phone 206 624 8100
                                                               Fax 206 624 1645
                                                               www.shurgard.com

[SHURGARD LOGO]

                                                                 March 27, 2001

Dear Stockholder:

        You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. at 10:00 a.m. on Tuesday, May 8, 2001, in the Illsley Ball Nordstrom Recital Hall located at Benaroya Hall, 200 University Street, Seattle, Washington 98101. Please see our web site at www.shurgard.com for directions.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow provide details of the business to be conducted at the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by completing, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.



                                            Sincerely,



                                            Charles K. Barbo
                                            Chairman, President and
                                            Chief Executive Officer




--------------------------------------------------------------------------------
                                   IMPORTANT
A proxy card is enclosed. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.
--------------------------------------------------------------------------------

                         SHURGARD STORAGE CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 2001



To the Stockholders:

        The 2001 Annual Meeting of Stockholders of Shurgard Storage Centers, Inc. will be held in the Illsley Ball Nordstrom Recital Hall located at Benaroya Hall, 200 University Street, Seattle, Washington 98101 on Tuesday, May 8, 2001 at 10:00 a.m. for the following purposes:

        1.     To elect two directors to the Company's Board of Directors; and

        2. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        The record date for the Annual Meeting is March 12, 2001. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the meeting will be available at the Company's offices at 1155 Valley Street, Suite 400, Seattle, Washington 98109 for ten days immediately prior to the meeting.

        All stockholders are invited to attend the Annual Meeting. Even if you expect to be present at the annual meeting, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in the postage-prepaid envelope provided to ensure your representation. Stockholders attending the Annual Meeting may vote in person even if they have previously returned a proxy.

                                        By Order of the Board of Directors,




                                        Christine M. McKay
                                        Secretary

Seattle, Washington
March 27, 2001

                         SHURGARD STORAGE CENTERS, INC.

                       PROXY STATEMENT FOR ANNUAL MEETING
                                 OF STOCKHOLDERS

                             TO BE HELD MAY 8, 2001



GENERAL

        The enclosed proxy is solicited by the Board of Directors of Shurgard Storage Centers, Inc. (the "Company") for use at the 2001 Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, May 8, 2001 in the Illsley Ball Nordstrom Recital Hall at Benaroya Hall, located at 200 University Street, Seattle, Washington 98101, and at any postponement or adjournment thereof (the "2001 Annual Meeting"). Only holders of record of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") at the close of business on March 12, 2001 will be entitled to vote at the 2001 Annual Meeting. On that date, the Company had 29,734,616 shares of Class A Common Stock and 154,604 shares of Class B Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

        The address of the Company's principal executive offices is 1155 Valley Street, Suite 400, Seattle, Washington 98109. This Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders on or about March 27, 2001.

QUORUM

        A quorum for the Annual Meeting shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the 2001 Annual Meeting, present in person or by proxy.

VOTING

        Shares of Common Stock for which proxies are properly executed and returned will be voted at the 2001 Annual Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted "FOR" the election of the nominees for the Board of Directors named herein. If any of the nominees for the Board of Directors become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee as the Board of Directors may propose. The nominees for election to the Board of Directors who receive the greatest number of votes cast will be elected as directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote will have been cast in favor of any nominee. There can be no broker nonvotes on the election of directors since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to election of directors.

REVOCATION

        Any stockholder giving a proxy may revoke it at any time before it is voted by (i) delivering to the Company's Secretary a written notice of revocation, (ii) delivering to the Company's Secretary a duly executed proxy bearing a later date, or by (iii) attending the 2001 Annual Meeting and voting in person.

                 ELECTION OF DIRECTORS AND DIRECTOR INFORMATION

        The Board of Directors is divided into three classes. Each class is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. The Company's Board of Directors presently consists of six members with two members in each class.

INFORMATION ABOUT THE DIRECTORS NOMINATED FOR ELECTION

        IF ELECTED, TERMS TO EXPIRE IN 2004 (CLASS 1)

        Charles K. Barbo (age 59) has been involved as a principal in the real estate investment industry since 1969. Mr. Barbo is one of the co-founders of Shurgard Incorporated which was organized in 1972 to provide property management services for self storage facilities and other real estate and commercial ventures. Prior to the merger of our former management company, Shurgard Incorporated, with and into the Company in 1995, he served as Chairman of the Board and President of Shurgard Incorporated. On the closing of the merger with Shurgard Incorporated, he was named Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Barbo is a graduate of the Owner/President Management Program of Harvard Business School and has a Bachelor of Arts degree in history from the University of Washington. He is an alumnus of the Young Presidents' Organization.

        George P. Hutchinson (age 62) has served as a director of the Company since his appointment in December 1997. Mr. Hutchinson has been involved in the securities brokerage and international investment banking industries for over 30 years. From 1970 to 1990, he was with Salomon Brothers in New York, London, Hong Kong, Tokyo, and Zurich. Since 1990, he has been President of G. P. Hutchinson & Co., in Seattle, which he established to provide investment banking services to regional companies. Mr. Hutchinson has a Bachelor of Arts degree from the University of Washington and a Master of Business Administration degree from Columbia University.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR BOTH NOMINEES FOR DIRECTOR.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL MEETING

        TERMS TO EXPIRE IN 2002 (CLASS 2)

        W. Thomas Porter (age 67) has served as a director of the Company since his appointment in March 1999. He retired as an Executive Vice President and member of the senior management committee of Seafirst Bank in March 1999, after 15 years in numerous leadership positions with Rainier Bank, Security Pacific Bank and Seafirst Bank (a unit of Bank of America). Prior to his career in banking, for 15 years he was with Touche Ross in New York and Seattle and was National Partner for Professional Development and Planning. He also was the National Partner in charge of Executive Financial Counseling. He was a Professor of Management Control at the University of Washington for 9 years and for one year at the North Europe Management Institute in Oslo, Norway. Dr. Porter has a Bachelor of Science degree from Rutgers University, a Master of Business Administration degree from the University of Washington, and a Doctor of Philosophy degree from Columbia University.

        Raymond A. Johnson (age 59) has served as a director of the Company since his appointment in September 1997. He retired from Nordstrom, Inc. as its Co-Chairman and a member of its Board of Directors in 1996. Prior to that, he was Nordstrom, Inc.'s Co-President, as well as holding a variety of executive and managerial positions at Nordstrom, Inc. in Washington and California, dating back to 1969. He attended Western Washington University.

        TERMS TO EXPIRE IN 2003 (CLASS 3)

        Wendell J. Smith (age 69) has served as a director of the Company since March 1994 and as a director of the Company's wholly-owned subsidiary, SSC Property Holdings, Inc., since August 1994. He has previously served on the Western and National Advisory Boards for Federal National Mortgage Association and the Advisory Board of the Center for Real Estate Research at the University of California. He retired in 1991 from the State of California Public Employees Retirement System ("CalPERS") after 27 years of employment, the last 21 in charge of all real estate equities and mortgage acquisitions for CalPERS. During those 21 years, CalPERS invested over $8 billion in real estate equity and $13 billion in mortgages. In 1991, Mr. Smith established W.J.S. & Associates, which provides advisory and consulting services for pension funds and pension fund advisors.

        Harrell L. Beck (age 44) has served as a director of the Company and as its Chief Financial Officer and Treasurer since July 1993. Prior to the closing of the Company's merger with Shurgard Incorporated, Mr. Beck also served as the Company's President. He was named Senior Vice President of the Company upon the closing of the merger with Shurgard Incorporated. He joined Shurgard Incorporated in April 1986 as the Eastern Regional Vice President and, in 1990, became its Chief Financial Officer and in 1992, its Treasurer. Prior to joining Shurgard Incorporated, Mr. Beck was a manager with Touche Ross & Co., where he was employed for approximately six years, during which time he provided services primarily to clients in the real estate and aerospace industries. Mr. Beck has a Bachelor of Arts degree in Business Administration from Washington State University and is a member of the American Institute of Certified Public Accountants.

        Nine Board of Directors meetings were held in 2000.

        COMMITTEES OF THE BOARD OF DIRECTORS

        The Company has established four standing committees of its Board of Directors--an Audit Committee, a Compensation Committee, a Nominating and Organization Committee, and a European Investment Committee. Each of these committees is responsible to the full Board of Directors and its activities are therefore subject to approval of the Board of Directors. The functions performed by these committees are summarized as follows:

        Audit Committee. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and independent accountants' letter of comments and management's responses thereto, major accounting changes made or contemplated, and the effectiveness and efficiency of the Company's internal accounting staff. The members of the Audit Committee are W.J. Smith (Chair), George P. Hutchinson and
W. Thomas Porter. The Audit Committee met six times in 2000. See ("Audit Committee Report" below).

        Compensation Committee. The Compensation Committee establishes the remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefits programs and recommends and administers executive compensation programs, including bonus plans, stock option and other equity-based programs, deferred compensation plans and any other cash or stock incentive programs. The members of the Compensation Committee are Raymond A. Johnson (Chair), George P. Hutchinson, W.J. Smith and
W. Thomas Porter. The Compensation Committee met nine times in 2000.

        Nominating and Organization Committee. The Nominating and Organization Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, nominees for director positions and regarding the organization of the Company, and performs such other duties as may be assigned by the Board. This Committee considers nominees recommended by stockholders in accordance with the procedures governing such nominations set forth in the Company's Bylaws. The members of the Nominating and Organization Committee in 2000 were Charles K. Barbo (Chair), Raymond A. Johnson, W.J. Smith, George P. Hutchinson and Harrell L. Beck. The Nominating and Organization Committee did not meet in 2000. In March 2001 the Board reconstituted the Nominating and Organization Committee and elected Messrs. Porter (as Chair), Johnson, Smith and Hutchinson to that Committee.

        European Investment Committee. The European Investment Committee was formed in October 1999. The European Investment Committee is responsible for reviewing the performance of the Company's European operations and providing advice to the Board of Directors with respect to the Company's European expansion and operations strategies. The Committee members also represent the Company on the Management Committee of SSC Benelux & Co. The members of the European Investment Committee are George P. Hutchinson and Charles K. Barbo. The European Investment Committee held two meetings in person and met three times by conference call in 2000.

        All members of the Board of Directors attended at least 75% of the total number of Board meetings and Committee meetings of which they are members.

DIRECTOR COMPENSATION

        Fees. Directors who are employees of the Company do not receive any fees for their services as directors. In 2000, Directors who were not employees of the Company were paid an annual retainer of $17,000 for serving on the Board of Directors, an additional fee of $1,000 for each meeting of the Board of Directors attended and $1,000 for each meeting of a committee of the Board of Directors attended. In addition, non-employee directors who serve on the European Investment Committee receive an annual retainer of $17,000 per year for their service on that committee. The Company reimburses each non-employee director for travel expenses incurred in connection with activities on behalf of the Company. In 2000, the Company also paid travel expenses incurred by spouses of the non-employee directors and Mr. Barbo for travelling to a Board meeting held in Europe (a total of $36,000). In December 2000, the Compensation Committee recommended and the Board approved an increase in annual retainer fees to $20,000 effective January 2001.

        Options. On January 5, 2000, the Board granted options for 5,000 shares to Messrs. Johnson, Porter and Smith and for 10,000 shares to Mr. Hutchinson exercisable at fair market value on the grant date ($23.00 per share) under the Company's Amended and Restated Stock Incentive Plan for Nonemployee Directors implemented in 1996. These options vest on the day of the 2001 Annual Meeting. On January 3, 2001, the Board granted options under the same plan for 10,000 shares to Messrs. Johnson, Porter and Smith and 20,000 shares to Mr. Hutchinson exercisable at fair market value on the grant date ($24.56 per share). These options vest on the day of the 2002 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it or on written representations from certain reporting persons required for those persons, the Company believes that during the 2000 fiscal year all filing requirements applicable to its officers and directors were complied with by such persons.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of March 12, 2001, certain information with respect to the beneficial ownership of shares of Class A Common Stock and Class B Common Stock by each director of the Company, each executive officer of the Company for whom compensation information is reported in this proxy statement, and all directors and executive officers of the Company as a group. It also sets forth, as of the dates noted, certain information with respect to stockholders who beneficially own more than 5% of the shares of Class A Common Stock or Class B Common Stock. Based on such information furnished by such owners, and except as otherwise noted, the Company believes that the beneficial owners of the shares of Common Stock listed below have sole voting and investment power with respect to such Common Stock.


                                                                 AMOUNT AND
                                                                 NATURE OF
NAME AND ADDRESS OF BENEFICIAL        TITLE OF                   BENEFICIAL        PERCENT
           OWNER                      CLASS                      OWNERSHIP         OF CLASS
------------------------------        --------------------     -------------       --------
Charles K. Barbo                      Class A Common Stock      1,347,348(1)         4.53%
1155 Valley Street, Suite 400         Class B Common Stock         78,075(2)         50.5%
Seattle, WA 98109

Arthur W. Buerk                       Class A Common Stock
Buerk Craig Victor LLC                Class B Common Stock        505,101             1.7%
2033 6th Ave., Suite 1001                                          76,529(2)         49.5%
  Seattle, WA 98121

David K. Grant                        Class A Common Stock         94,777(3)            *

Harrell L. Beck                       Class A Common Stock        182,493(4)            *

Steven P. Tyler                       Class A Common Stock         46,949(5)            *

John B. Steckler                      Class A Common Stock         44,928(6)            *

Michael Rowe                          Class A Common Stock         93,571(8)            *

Wendell J. Smith                      Class A Common Stock         28,017(7)            *

George P. Hutchinson                  Class A Common Stock         28,520(9)            *

Raymond A. Johnson                    Class A Common Stock         17,000(10)           *

W. Thomas Porter                      Class A Common Stock         19,000(11)           *

All directors and executive           Class A Common Stock      1,825,474(12)        6.14%
officers as a group (10 persons)      Class B Common Stock         78,075            50.5%

--------------------------

* Less than 1%.

(1) Includes 7,632 shares held for Mr. Barbo's individual account under the ESOP portion of the Company's Employee Retirement Savings Plan and Trust ("ESOP"), 6,000 shares held by trusts of which Mr. Barbo is a trustee, 410 shares owned by a corporation controlled by Mr. Barbo, and 438,980 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(2) Class B Common Stock entitled Mr. Barbo and Mr. Buerk each to a loan in an amount necessary to satisfy his general partner capital obligations resulting from the consolidation of the Company. Class B Common Stock is convertible into Class A Common Stock at a one-to-one ratio upon repayment of the loan. With respect to Mr. Barbo, includes 1% of Class B Common Stock held by a corporation wholly owned by Mr. Barbo.

(3) Includes 19,740 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 6,013 shares held for Mr. Grant's individual account under the ESOP.

(4) Includes 148,338 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 5,514 shares held for Mr. Beck's individual account under the ESOP.

(5) Includes 41,446 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days, 774 shares held for Mr. Tyler's individual account under the ESOP, and 729 shares purchased through the Company's Employee Stock Purchase Plan.

(6) Includes 41,446 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days and 789 shares held for Mr. Steckler's individual account under the ESOP.

(7) Includes 27,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(8) Includes 272 shares directly owned by Mr. Rowe's wife and children. Mr. Rowe left the Company in January 2000.

(9) Includes 600 shares directly owned by Mr. Hutchinson's wife and children and 24,420 shares currently exercisable or exercisable within 60 days.

(10)Includes 16,500 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(11)Includes 11,000 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

(12)Includes an aggregate of 781,826 shares issuable on exercise of stock options currently exercisable or exercisable within 60 days.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVES

        The following table sets forth the compensation for services rendered during the fiscal years ended December 31, 2000, 1999, and 1998, for the Company's Chief Executive Officer, for the four other most highly compensated executive officers of the Company, and for one former executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                       ANNUAL COMPENSATION                                           COMPENSATION
                                       -------------------                   SHARES         -----------------------------
                                                                            UNDERLYING
                                                            RESTRICTED       OPTIONS/                         ALL OTHER
                                                            STOCK             STOCK                          COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   SALARY($) BONUS($)(1) AWARDS($)(2)  OPTION AWARDS(#)  LTIP PAYOUTS(3)       ($)
---------------------------    ----   --------- ----------- ------------  ----------------  ---------------  ------------
Charles K. Barbo               2000    300,000         -0-     372,960        380,000             -0-            3,400(4)
  Chairman, President and      1999    300,000      70,564         -0-        200,000          21,423            9,600
  Chief Executive Officer      1998    220,000     129,525         -0-        141,200          74,056            8,000

Michael Rowe (5)               2000    240,000         -0-         -0-            -0-             -0-          104,217(5)
  Former Executive Vice        1999    220,000      66,564         -0-         88,000           9,738           29,834
  President and Chief          1998    190,000     105,707         -0-         45,900          39,467           25,768
  Operating Officer

David K. Grant                 2000    242,000      27,200         -0-            -0-             -0-           75,257(6)
  Executive Vice President     1999    190,000      43,600         -0-            -0-             -0-          136,008
  and Managing Director of     1998    140,000      16,800         -0-            -0-             -0-          118,855
  European Operations

Harrell L. Beck                2000    185,000         -0-     116,550         75,000             -0-           13,981(4)
  Director, Senior Vice        1999    165,000      39,938         -0-        146,000           4,674           13,718
  President, Chief             1998    144,000      65,420         -0-         35,300          19,721            9,971
  Financial Officer,
  Principal Accounting
  Officer and Treasurer

John Steckler (7)              2000    150,000      29,400      46,620         25,000             -0-           12,704(4)
  Senior Vice President        1999    125,000      34,985         -0-         55,000           3,116           10,728
  Marketing

Steve Tyler (7)                2000    164,583      31,080      93,240         45,000             -0-           12,894(4)
  Senior Vice President        1999    117,000      26,298         -0-         55,000           3,116           14,633
  Operations

(1) Includes bonus awards earned during 2000 pursuant to the terms of incentive compensation, discretionary bonus and profit-sharing arrangements.

(2) The listed dollar value of restricted shares shown in the table are based on the closing price on the date of grant (December 7, 2000) of $23.31. As of December 31, 2000 Mr. Barbo held 16,000 restricted shares with an aggregate 2000 fiscal year end value of $391,000, Mr. Beck held 5,000 restricted shares with an aggregate 2000 fiscal year end value of $122,188, Mr. Steckler held 2,000 restricted shares with an aggregate 2000 fiscal year end value of $48,875, and Mr. Tyler held 4,000 restricted shares with an aggregate 2000 fiscal year end value of $97,750. All year end valuations are based on the NYSE closing price per share of $24.4375. The restricted shares have voting and dividend rights. For a more detailed description of the restricted shares, see "Long Term Equity Incentives" below.

(3) Represents a cash payment for long-term compensation earned under a formula established in 1996 (and modified slightly in 1997 to take into consideration the start up of the containerized storage business). The measurement period for the award was 1997-1999.

(4) For the year ended December 31, 2000, with respect to each of Mr. Barbo, Mr. Beck, Mr. Steckler and Mr. Tyler, includes: $3,400 contributed by the Company under its Employee Retirement Savings Plan (ESOP); employer-matching contributions made by the Company under its Employee Retirement Savings 401(k) Plan of $4,002 for Mr. Beck, $3,907 for Mr. Steckler and $4,059 for Mr. Tyler; and, with respect to Mr. Beck, Mr. Steckler and Mr. Mr. Tyler includes payments of $6,580, $ $5,397 and $5,435, respectively, paid annually towards insurance premiums on an executive disability plan. With respect to Mr. Rowe: includes $93,217 relating to interests in cash distributions from investments in certain partnerships and reimbursement of $11,000 in outplacement services,

(5) Mr. Rowe's responsibilities as Chief Operating Officer terminated in September 1999. Mr. Rowe resigned from the Company effective January 27, 2000. Payments for 2000 were made pursuant to Mr. Rowe's Separation Agreement.

(6) For the year ended December 31, 2000, includes: employer-matching contributions made by the Company under its 401(k) plan of $3,964, $3,400 contributed by the Company under its ESOP, and $11,893 relating to interests in cash distributions from investments in certain partnerships. Other compensation amounts relating to Mr. Grant's relocation in connection with the Company's European joint venture include $56,000 for cost of living adjustments, education, housing, and automobile allowances.

(7) Mr. Steckler's and Mr. Tyler's compensation for 1998 has not been included because they were not executive officers in those years.

OPTION GRANTS

        The following table sets forth certain information regarding options to purchase shares of Class A Common Stock granted to the Company's executive officers for whom compensation information is reported in this proxy statement during the fiscal year ended December 31, 2000.

                                             OPTION GRANTS IN FISCAL 2000

                                        INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------            VALUE AT ASSUMED ANNUAL
                           NUMBER OF        PERCENT TO                                               RATES OF STOCK PRICE
                            SHARES        TOTAL OPTIONS                                            APPRECIATION FOR OPTION
                          UNDERLYING       GRANTED TO        EXERCISE                                      TERM(*)
                           OPTIONS        EMPLOYEES IN        PRICE         EXPIRATION        ------------------------------
         NAME            GRANTED(#)(1)     FISCAL YEAR      ($/SHARE)(2)       DATE              5%($)              10%($)
-----------------        -------------     -----------      ------------    -----------       ----------          ----------
Charles K. Barbo            200,000           17.17%         $22.625            1/5/10        $2,845,748          $7,211,685
                            180,000           15.46%           23.31          12/07/10        $2,638,716          $6,687,025

Harrell L. Beck              75,000            6.44%           23.31           12/7/10        $1,099,465          $2,786,260

John Steckler                25,000            2.15%           23.31           12/7/10          $366,488            $928,753

David K. Grant                  -0-             N/A             N/A                N/A               N/A                 N/A

Steve Tyler                  45,000            3.86%           23.31           12/7/10          $659,679          $1,671,756

All Stockholders         29,725,217             N/A             N/A                N/A      $422,952,412      $1,071,844,453

--------------------

(1) Unless otherwise noted, the options vest in annual installments of 33.33% commencing on the first anniversary of the date of grant. In the event of certain business combinations, the vesting of outstanding options will be accelerated. All grants were made under the 2000 Long-Term Incentive Plan with the exception of the grant of 200,000 shares to Mr. Barbo on January 5, 2000, which was made under the Company's 1995 Long-Term Incentive Plan. (See "Long Term Equity Incentives" below.)

(2) Options were granted at the fair market value on the date of grant.

(*) The actual value, if any, that the named executive officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The gain for "All Stockholders" is calculated by using $22.625, the closing price per share of Class A Common Stock as reported by the New York Stock Exchange on January 5, 2000, the date of the first option grant to an executive officer and 29,725,217 shares, the number of shares of Class A Common Stock outstanding as of that date. There can be no assurance that the actual value per share realized by the named executive officer or by all stockholders will approximate the potential realizable values set forth in the table.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

        The following table sets forth certain information regarding options held as of December 31, 2000 by each of the Company's executive officers for whom compensation information is reported in this proxy statement. No options were exercised by these persons during the fiscal year ended December 31, 2000 except for those exercised by Mr. Rowe.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


                                                              VALUE OF UNEXERCISED
                      NUMBER OF SECURITIES UNDERLYING         IN-THE-MONEY OPTIONS
                            UNEXERCISED OPTIONS            AT FISCAL YEAR-END ($)(1)
                            FISCAL YEAR-END (#)          -----------------------------
                      -------------------------------
NAME                    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                    -----------    -------------    -----------     -------------
Charles K. Barbo(3)        264,465        554,514        145,826(2)        565,450

Michael Rowe(4)            103,831         78,283         85,163(2)            -0-

David K. Grant              19,740            -0-         84,821(2)            -0-

Harrell L. Beck            119,416        168,921        183,590(2)        215,811

John Steckler               33,446         64,666         37,502           103,186

Steve Tyler                 33,446         84,666         37,502           125,736
----------

(1) This amount is the aggregate number of outstanding options multiplied by the difference between $24.4375 (the NYSE closing price of Class A Common Stock on December 29, 2000) and the exercise price of those options that are below $24.4375.

(2) This amount includes dividend equivalents of $9.29 per share as of December 31, 2000, payable to the option holder upon exercise of the following total number of exercisable stock options: Mr. Barbo, 5,137; Mr. Rowe, 2,740; Mr. Grant, 2,740; and Mr. Beck, 1,370.

(3) 30,000 stock option shares held by Mr. Barbo, all of which are exercisable, include a bonus of $2.25 per share, payable in cash upon exercise. Such bonus amount is included in the value of the options at fiscal year end.

(4) All of Mr. Rowe's remaining unexercised options expired on January 27, 2001. In January 2001 Mr. Rowe exercised options for a total of 53,074 shares at prices between $18.90 and $25.25.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        COMPENSATION PHILOSOPHY AND HISTORY

        The Company's compensation system is structured to attract and retain executives who are entrepreneurial and agree to be compensated, in significant part, by creating value for stockholders. The Company believes that this structure is advantageous to stockholders because the fixed costs of salaries are minimized and executives' and stockholders' interests are aligned. In the Fall of 1997, the Compensation Committee engaged an independent consultant to review the compensation philosophy of the Company and the compensation levels for the senior executives and board members, in order to ensure that the compensation system remains aligned with these considerations and corporate goals. The independent consultant updated this report for the Committee in October 1999 and October 2000. The independent consultant also updated its report for the Committee on non-employee director compensation in December 2000.

        COMPENSATION POLICIES

        For 2000, the Company's compensation policies continued to reflect the movement from below market toward market level salaries, and toward incentivizing executives to earn total compensation at or above median levels through the use of bonus and equity incentives that are performance based.

        Salaries. The Compensation Committee reviewed the independent compensation consultant's reports, which included data from eight surveys in the REIT, retail and service industries, and a review of proxies of 14 publicly traded REITs with estimated 1997 assets of between $811 million and $2.9 billion. Some but not all of the companies included in the NAREIT Equity REIT Index, included in the Cumulative Total Return Table, were included in this data. These indices were not matched geographically with the Company but do cover some of the industries from which the Company recruits employees, such as retail, fast food, restaurant, leisure and hospitality. For 1998,1999, and 2000 it was the Committee's intention to move base salaries closer to the 50th percentile. For future years, it is the Committee's intention to maintain salaries at approximately the 50th percentile.

        The Compensation Committee reviewed and approved the salaries for the CEO and each of the named executive officers. The Committee established Mr. Barbo's annual salary at $300,000, after considering Mr. Barbo's years of experience in and knowledge of the self storage industry, his leadership in infusing the entire Company with strong corporate values and a common mission and the continued improvement of operating results from the Company's properties.

        Annual Incentive Bonus. The Company established target bonuses based on the Company's funds from operations for 2000, except in the case of Mr. Grant, whose performance criteria were established in relation to European developments and budget-to-date actual performance. Actual bonus amounts are determined after the fiscal year end in accordance with a bonus plan adopted each year. The bonus plan for 2000 was tied to achievement of a specific target for funds from operations ("FFO"), a measurement commonly used in the REIT industry, with a discretionary component. The Compensation Committee noted that the Company achieved record revenue levels in 2000 although FFO fell short of the target goal set for the year. Mr. Barbo and the Compensation Committee recommended that the Company award a discretionary bonus based on the significant strides made in growing the Company's business during the year. Messrs. Barbo and Beck voluntarily declined to accept a discretionary bonus award for 2000.

        Long Term Equity Incentives. Long-term equity compensation is the linchpin of the Company's compensation policy of incentivizing entrepreneurial interest in the creation of stockholder wealth. The Company adopted its first stock option plan in 1993 and in 1995 adopted a Long-Term Incentive Compensation Plan for the purpose of encouraging employees to acquire and maintain stock ownership in the Company. On January 5, 2000, Mr. Barbo was granted stock options on 200,000 shares vesting annually over three years as part of his compensation for 2000 under the Company's 1995 Incentive Plan. Grants were made under the 1995 Plan until July 26, 2000 with a total of 157 participants having received grants underlying 2,515,269 shares. (See "Option Grants in Fiscal 2000" below).

        On December 7, 2000, executives in the Company, other than Mr. Grant, were granted stock options at fair market value on the date of the grant ($23.31 per share) under the 2000 Long-Term Incentive Plan (the "2000 Plan") adopted by the shareholders in May 2000. The options vest annually over three years. Mr. Barbo was granted options on 180,000 shares. These options were intended as a part of the executives' compensation package for 2001. Generally, the number of stock options granted to an executive officer increases in relation to the executive officer's level of responsibility in the Company and his or her ability to directly impact the profitability of the Company. The number of options previously granted and other stockholdings by the named executive officers were not considered in making the awards. In addition to the stock option grants the same executives were granted shares of restricted stock under the 2000 Plan. The shares under this grant had an effective date of December 7, 2000, vest over five years, and any unvested portion is forfeited in the event that the executive's employment with the company is terminated prior to full vesting. In the event of certain business combination transactions as defined in the 2000 Plan the shares become fully vested and all forfeiture restrictions lapse. Mr. Barbo received a grant of 16,000 restricted shares which had a fair market value on the date of grant of $23.31 per share. (See "Summary Compensation Table" above).

        Other Benefits. The Company also offers its executives and other employees the opportunity to participate in a 401(k) Plan and Employee Stock Ownership Plan through which the Company may make discretionary matching contributions. In addition, the Company has an Employee Stock Purchase Plan under which employees may purchase Company common stock through payroll deduction at a discount not less than 85% of the fair market value on any offering date.

        Policy with Respect to Section 162(m) Limitations. Section 162(m) of the Internal Revenue Code limits the tax deduction available to public companies for compensation paid to individual executive officers to $1 million in any taxable year, unless certain performance, disclosure and shareholder approval requirements are met. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit, and executive compensation for 2001 is also expected to qualify for deductibility. The Company's executive compensation programs are designed to provide awards based on individual and Company performance measures. To the extent there is no adverse effect on this performance-related approach or on the Company's ability to provide competitive compensation, it is the Committee's policy to minimize executive compensation expense that is non-deductible by the Company for tax purposes.

        Respectfully submitted,




        Raymond A Johnson, Chair
        W.J. Smith
        George P. Hutchinson
        W. Thomas Porter

STOCK PRICE PERFORMANCE

        Set forth below are line graphs comparing the cumulative total return on the Class A Common Stock during the period beginning on January 1, 1996, and ending on December 31, 2000, the last day of the Company's 2000 fiscal year, with the cumulative total return on the Standard & Poor's 500 Index and the Equity REIT Index prepared by NAREIT. The comparison assumes $100 was invested on January 1, 1995 and assumes reinvestment of dividends. The stock price performance shown on the graphs is not necessarily indicative of future price performance.

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1995
                           WITH DIVIDENDS REINVESTED

                                 DEC-95   DEC-96   DEC-97   DEC-98   DEC-99   DEC-00
                                 ---------------------------------------------------
SHURGARD STORAGE CENTERS, INC     $100     $116     $121     $116     $113     $130

S&P 500(R)                        $100     $123     $164     $211     $255     $232

NAREIT EQUITY REIT INDEX          $100     $135     $163     $134     $128     $162

----------------------
SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOAN RELATING TO CLASS B COMMON STOCK

        On March 1, 1994, as a part of the consolidation of 17 partnerships and formation of the Company ("the Consolidation"), the Company made a $1,981,000 interest-free loan to Mr. Barbo to enable him to make certain capital contributions that were required in connection with that consolidation. Mr. Barbo's shares of Class B Common Stock have been pledged as collateral for the loan. On repayment of the loan, a percentage of the Class B Common Stock equal to the percentage of the loan principal being repaid will be released from the pledge and Mr. Barbo will then have the option to convert his Class B Common Stock, on a share-for-share basis, into Class A Common Stock. In April 2000 the Board approved an extension of the maturity date for Mr. Barbo's loan to March 1, 2003. As a condition of the extension Mr. Barbo began paying interest equal to 200 basis points above the London Interbank Offered Rate (LIBOR) commencing September 1, 2000. In 2000, the other Class B Shareholder, Arthur W. Buerk, repaid a portion of his loan and 76,529 shares are currently eligible for conversion to Class A shares.

SHURGARD STORAGE TO GO, INC.

        Since 1996 the Company has invested in cash and issued equity in Shurgard Storage To Go, Inc., a Washington corporation ("Shurgard To Go") whose business is to provide services ancillary to self storage, including but not limited to containerized storage services. As of March 16, 2000 the following current and former officer of the Company have invested the following amounts in the Series A Common stock of Shurgard Storage To Go, Inc.: Charles K. Barbo, $76, 250; Harrell L. Beck, $9,375; Steven Tyler $18,750, John Steckler $18,750, and Michael Rowe $38,750. As of that date the Company owns 5% of the outstanding shares of Series A Common Stock; the current officers (mentioned above) own an aggregate of 45% of the Series A Common Stock; and the remaining 50% of the shares of Series A Common Stock is owned by individuals who are or were key employees of the Company. As of March 16, 2000, the Company owns 100% of Shurgard To Go's outstanding shares of non-voting, Series B Common Stock. Over a three-year period commencing March 1998 and ending March 2001 the Company and Mr. Barbo purchased a total of 5,000 Series A Common shares and 95,000 Series B Common shares from an unaffiliated third party pursuant to a written agreement.

EMPLOYMENT AGREEMENTS; CHANGE IN CONTROL ARRANGEMENTS

        1993 Stock Option Plan. The 1993 Stock Option Plan provides that, upon the occurrence of certain transactions, including certain mergers and other business combinations involving the Company, outstanding options will become fully exercisable. Such options, if not exercised, will terminate upon consummation of such transactions. In the alternative, at the discretion of the Company and the corporation(s) participating in such transactions, such options may be assumed by the acquiring or surviving corporation.

        1995 Long-Term Incentive Plan. In the event of certain mergers or consolidations involving the Company, a sale, lease, exchange, or other transfer of all or substantially all of the Company's assets, or a liquidation or dissolution of the Company, outstanding options, stock appreciation rights and restricted stock under the 1995 Incentive Plan will become fully exercisable, subject to certain exceptions. In addition, the Compensation Committee may take such further action as it deems necessary or advisable, and fair to participants, with respect to outstanding awards under the 1995 Incentive Plan

        2000 Long-Term Incentive Plan. In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of the Company, each option, stock appreciation right or stock award that is at the time outstanding will automatically accelerate so that each such award shall, immediately prior to such corporate transaction, become 100% vested, except that such award will not so accelerate if, and to the extent, (a) such award is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation or (b) such award is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such award. Any such awards that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time shall be accelerated in the event the holder's employment or services should subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the Company for cause or by the holder voluntarily without good reason.

        Business Combination Agreements. The Company has entered into an agreement with each of its officers that provides for payments in the event that the employee's employment is terminated by the Company other than for cause, or by the employee for good reason, within two years after certain business combination transactions, including but not limited to changes of control. The agreements provide for the continuation of benefits and continued employment or pay for two and one-half years of annual salary and average bonus, and, in the event of certain taxation of payments made under these agreements, additional payments necessary for the officers to receive the benefits contemplated by the agreements. Until July 2000, the business combination agreement contained a limitation on benefits which would have reduced the maximum benefit payable by the value of any stock option acceleration resulting from a corporate transaction. In July 2000, the Board agreed to amend the business combination to remove this "cap" on benefits, which brought the Company's policy in line with several of its peer companies.

        Service Agreement. In June 2000, the Company and SSC Benelux S.C.A. ("Shurgard Europe") entered into a Service Agreement with Mr. Grant covering the terms of his employment as President of Shurgard Europe through June 2003 and replacing his business combination agreement. Mr. Grant's salary and benefits are paid by the Company and reimbursed by Shurgard Europe. Under the Service Agreement, Mr. Grant is entitled to certain payments including a maximum of two and one-half years of annual salary and average bonus as well as benefits from the Company in the event that the Company does not offer him a suitable position in the United States on the expiration of the agreement.

        Vision 2003 Bonus Plan. In 1999, the Board approved a bonus plan known as Vision 2003. Under the terms of the Plan, employees of the Company will share a potential one time bonus payment of $50 million dollars. The bonus is an all or nothing bonus, earned upon achievement of the equivalent of $5.00 funds from operations ("FFO") per share annually (For a detailed definition of FFO please refer to the Company's Annual Report on Form 10-K filed on March 14, 2001). The $5.00 FFO threshold will be measured by annualizing any single quarter FFO; e.g. a fiscal quarter FFO of $1.25 is equivalent to $5.00 FFO annually and will result in payment of the bonus. This goal must be achieved by December 31, 2003 or no bonus will be paid. The bonus is payable to all employees based on length of service and position within the company and is subject to adjustment by the Board for unplanned expansion of existing business or new business ventures.

AUDIT COMMITTEE REPORT

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein. On April 27, 2000, the Board of Directors, on recommendation of the Audit Committee, adopted a revised charter. The complete text of the new charter, which reflects standards set forth in new Securities and Exchange Commission regulations and New York Stock Exchange rules, is reproduced in the appendix to this proxy statement. As set forth in more detail in the charter, the Audit Committee's responsibilities include the following:

        (i) Monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors;

        (ii) Matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1);

        (iii) Overseeing management's implementation of effective systems of internal financial controls and monitoring their progress and results.

        The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met five times during fiscal 2000. Members of the Audit Committee met with both management and the Company's outside auditors, Deloitte & Touche LLP ("Deloitte & Touche"), to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee's review included discussion with Deloitte & Touche on those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees). The Audit Committee also discussed with Deloitte & Touche matters relating to their independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

        On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the SEC.

        The members of the Audit Committee are Mr. Hutchinson, Mr. Porter and Mr. Smith as Chairman. In accordance with revised NYSE rules, the Board of Directors is required to make a determination as to the "independence" of each member of the Audit Committee who has, or had within the past three years, a business relationship with the Company. The Board of Directors has made the determination that in its business judgment that it is in the best interests of the stockholders that Mr. Porter continue to serve on the Audit Committee based on his extensive financial expertise and experience, and that his business relationship with the Company as a former senior executive for the Company's principal bank does not interfere with his exercise of independent judgment as a member of the Audit Committee and the Board of Directors.

        Respectfully submitted,


        W.J. Smith, Chair
        George P. Hutchinson
        W. Thomas Porter


                              INDEPENDENT AUDITORS

        Deloitte & Touche LLP, which audited the Company's accounts for the last fiscal year, has been the Company's independent auditor since the Company's inception. Representatives of Deloitte & Touche LLP are expected to attend the 2000 Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $272,000.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $0.

All Other Fees

        The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $203,000.

                             SOLICITATION OF PROXIES

        The proxy card accompanying this Proxy Statement is solicited by the Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. D. F. King & Co., Inc. may solicit proxies at an approximate cost of $11,500, plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will reimburse persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All the costs of soliciting proxies will be paid by the Company.

                                  OTHER MATTERS

        The Company knows of no other matters that are likely to be brought before the 2001 Annual Meeting. If, however, other matters not now known or determined come before the 2001 Annual Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment in such matters.

                            PROPOSALS OF STOCKHOLDERS

        Proposals of stockholders must be received in written form to be considered for inclusion in the Proxy Statement and proxy card for the Company's 2002 Annual Meeting of Stockholders by the Secretary of the Company no later than December 14, 2001.

        In addition, the Company's Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual shareholder meeting to do so in accordance with the terms of the advance notice provisions. These advance notice provisions require that, among other things, shareholders give timely written notice to the Secretary of the Company regarding such nominations or other business. To be timely, a notice must be delivered to the Secretary at the principal executive offices of the Company no later than 90 days prior to the date of such annual meeting (or, if the annual meeting is not held on the second Tuesday of May and the Company provides less than 90 days' notice of such meeting, no later than 10 days after the date of the notice).

        Accordingly, subject to the exception noted above, a shareholder who intends to present a proposal at the 2002 Annual Meeting without inclusion of the proposal in the Company's proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no later than February 12, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                  ANNUAL REPORT

        A copy of the Company's 2000 Annual Report has been mailed to each stockholder of record. Additional copies of the annual report may be obtained without charge by writing or calling the Company's Investor Relations Department at (800) 955-2235.

                                            By Order of the Board of Directors,



                                            Christine M. McKay
                                            Secretary

Seattle, Washington
March 27, 2001

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
              OF SHURGARD STORAGE CENTERS, INC., BOARD OF DIRECTORS

In addition to the provisions of Section 4.16.2 of the bylaws of this corporation (the "Company"), the objectives, policies and functions of the Audit Committee of this Board of Directors (the "Audit Committee") shall be as follows:

I.      OBJECTIVES

The objectives of the Audit Committee are:

    a) To assist the Board of Directors in fulfilling its fiduciary responsibilities relating to the Company's financial reporting standards and practices.

    b) To determine the adequacy of and promote the Company's continued emphasis on internal financial controls.

    c) To maintain open, continuing and direct communication between the Board of Directors and both the Company's outside auditors and its financial management.

    d) To instigate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, as may be warranted.

II.     POLICIES

The following are the primary operating policies of the Audit Committee:

    a) The Audit Committee shall be composed of three or more members of the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange, as the same may be amended or supplemented from time to time.

    b) The Audit Committee members shall elect a chairperson from among their members to serve in that capacity until a new chairperson is elected. Members of the Audit Committee shall be appointed and removed by the Board of Directors. A majority of the members of the Audit Committee shall constitute a quorum.

    c) The Audit Committee shall hold such meetings as deemed necessary but shall meet a minimum of three times per calendar year. The Audit Committee shall communicate to the Board of Directors such comments and recommendations as the Audit Committee deems appropriate.

    d) The Audit Committee shall have access to and at its discretion meet privately with management, the outside auditors, and corporate audit.

    e) The Audit Committee has the authority to direct and supervise an investigation into any matter, including the authority to retain outside counsel or other professional services.

    f) The outside auditors are ultimately accountable to the Board of Directors and the Audit Committee.

III.    FUNCTIONS

The functions of the Audit Committee are:

    a) To recommend to the Board of Directors the selection, retention, evaluation and when necessary, the termination and replacement of the outside auditors to examine the consolidated financial statements of the Company.

    b) To review with the outside auditors their audit plans and scope for the coming year and any non-audit services performed or planned. The Audit Committee shall review the compensation paid the outside auditors for all audit and other services performed.

    c) To review with the Company's financial management the responses taken to the audit findings and the adequacy of the systems of internal financial control.

    d) To review the Company's proxy statement, quarterly reports, and the annual report to shareholders and to the Securities and Exchange Commission.

    e) To prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    f) To review with the Company's financial management on a periodic basis any changes in accounting principles significantly affecting the Company.

    g) To review with the Company's financial management, general counsel or outside auditors, the Company's annual audited financial statements, its results of operations, litigation, treasury policies and procedures, risk management, tax and regulatory compliance, any unusual, non-operating and/or non-recurring items and the general quality of earnings reported by the Company.

    h) To ensure that the outside auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the outside auditors and the Company.

    i) To actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors, and to recommend that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

    j) To review and reassess the adequacy of this Charter annually, and propose any recommended changes or additions to the Board of Directors for approval.

While the Audit Committee has the policies, objectives, and functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete an accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the outside auditors or to assure compliance with laws and regulations or the Company's corporate policies.

                         SHURGARD STORAGE CENTERS, INC.

    PROXY FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 8, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles K. Barbo and Harrell L. Beck, and each of them, as Proxies with full power of substitution and hereby authorizes them to represent and to vote as designated below all the shares of Class A Common Stock and Class B Common Stock, par value $.001 per share (collectively, the "Common Stock"), of Shurgard Storage Centers, Inc. held of record by the undersigned on March 12, 2001, at the 2001 Annual Meeting of Stockholders to be held on May 8, 2001, or any adjournment or postponement thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1.

1. ELECTION OF DIRECTORS

   Election of the following two nominees to serve as directors for the terms shown below or until their successors are elected and qualified:

   CHARLES K. BARBO                             GEORGE P. HUTCHINSON
   (Class 1, Three-Year Term)                   (Class 1, Three-Year Term)

   ( ) FOR all nominees  ( ) WITHHOLD AUTHORITY to  ( ) WITHHOLD AUTHORITY to vote for the
                             vote for all nominees      following only: (write the
                                                        name(s) of the nominee(s) in this space)

                                                        ----------------------------------------



               IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE

In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES".


The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated March 27, 2001.

                    PLEASE SIGN BELOW EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

                    Dated:                                       , 2001


                    -----------------------------------------------------------
                    Signature


                    -----------------------------------------------------------
                    Signature, if held jointly


          YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL
            HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.